PROXY                                                   [LOGO]                                                   PROXY

          This Proxy is solicited on behalf of the Board of Directors
               SPECIAL MEETING OF SHAREHOLDERS, OCTOBER 27, 1998

I, the undersigned shareholder of Star Banc Corporation appoint Jerry A. Grundhofer and Jennie P. Carlson or either of them, with full power of substitution as my proxies to vote all the shares of Star Banc Corporation that I would be entitled to vote if I attended the Special Meeting of Shareholders to be held on October 27, 1998 or any adjournment thereof, and I revoke any proxy I may have given previously. If no direction is made, this Proxy will be voted FOR Proposal 1 and according to the judgment of the proxies with respect to any other business that may come before the meeting or any adjournment thereof.

             PLEASE VOTE, SIGN AND DATE, AND RETURN THIS PROXY CARD
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side)

                             STAR BANC CORPORATION

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

                   (This Proxy is continued from other side)

1. Approval and adoption of the Amended and Restated Agreement and Plan of Reorganization, dated as of June 30, 1998, as amended and restated as of September 17, 1998, by and among Star Banc Corporation, Firstar Corporation, a Wisconsin corporation ("Firstar"), Firstar (WI) Corporation, a Wisconsin corporation ("Firstar (WI)"), and Firstar Merger Corporation, a Wisconsin corporation ("Merger Sub"), and the transactions contemplated by that document. These transactions include (i) the merger of Star into Firstar or into Firstar
(WI) and (ii) an authorization for the combined company of 800,000,000 shares of common stock, par value $.01, and 10,000,000 shares of preferred stock.

     For           Against         Abstain
     / /             / /             / /

2. To transact any other business that may properly be brought before the Special Meeting or any adjournment thereof.

This proxy, if properly executed, will be voted in the manner you direct. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH MANAGEMENT'S RECOMMENDATIONS IF YOU GIVE NO DIRECTION ON AN ISSUE.

                                          Please mark, date and sign exactly as
                                          your name appears on this proxy. If
                                          your shares are held jointly, both
                                          holders must sign. If you are an
                                          authorized individual signing on
                                          behalf of a corporation or
                                          partnership, please state the full
                                          corporate or partnership name. If
                                          acting as executor, administrator,
                                          trustee, guardian, etc., you should so
                                          indicate when signing. If the signer
                                          is a corporation, please sign in full
                                          corporate name by duly authorized
                                          officer.

                                          Dated:
                                          ____________________________________,
                                          1998
                                   _____________________________________________
                                          Signature
                                   _____________________________________________
                                          Signature